UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:  January 26, 2006

New World Restaurant Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27148	13-3690261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

1687 Cole Boulevard, Golden Colorado 80401

(Address of Principal Executive Office)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On January 26, 2006, New World Restaurant Group, Inc. (“New World” or the “Company”), entered into a senior secured credit facility in the aggregate principal amount of $160,000,000 comprised of (i) an $80,000,000 first-lien term loan facility and a $15,000,000 revolving credit facility (collectively, the “First Lien Credit Facility”) with Bear, Stearns & Co. Inc. (“Bear Stearns”), as sole lead arranger, Wells Fargo Foothill, Inc, as administrative agent and the other lenders party thereto, and (ii) a $65,000,000 second-lien term loan facility (the “Second Lien Credit Facility”) with Bear Stearns, as sole lead arranger, Bear Stearns Corporate Lending Inc., as administrative agent, and the other lenders party thereto.

In connection with the First Lien Credit Facility and the Second Lien Credit Facility, the Company has also entered into an unsecured subordinated term loan facility in the principal amount of $25,000,000 with net proceeds to the Company of $24,375,000, reflecting a 2.5% original issue discount from the principal amount (the “Subordinated Credit Facility”) with Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., and any other lenders from time to time parties thereto.  Greenlight Capital, L.L.C. and its affiliates (collectively, “Greenlight”) are affiliates of the lenders under the Subordinated Credit Facility and beneficially own approximately 97 percent of the Company’s common stock on a fully diluted basis.  As a result, Greenlight has sufficient voting power to elect all of the Company’s board of directors and the chairman of the board of directors is a current employee of Greenlight.  A committee of the Company’s board of directors comprised of independent directors reviewed and approved the Subordinated Credit Facility.  The First Lien Credit Facility, the Second Lien Credit Facility and the Subordinated Credit Facility are collectively referred to herein as the New Credit Facilities.

Pursuant to the terms of the New Credit Facilities, the lenders have agreed to make the proceeds of the term loans and revolving credit facility available to New World when certain conditions precedent have been satisfied.  New World will not borrow under the New Credit Facilities until late February 2006.  The borrowings under the New Credit Facilities will be used to repay certain existing indebtedness of the Company including (i) $160,000,000 in principal amount of the Company’s 13% Senior Secured Notes due 2008 (the “Senior Notes”), which will be redeemed in full, and (ii) amounts outstanding, if any, under the $15,000,000 secured revolving credit facility dated as of July 8, 2003 (the “AmSouth Facility”) among the Company, AmSouth Bank, as agent and administrative agent, and certain subsidiaries of the Company, and (iii) fees and expenses associated with the New Credit Facilities.  The AmSouth Facility will be terminated upon funding of the New Credit Facilities and prior to its termination date of July 8, 2006.

The First Lien Credit Facility will mature in five years, the Second Lien Credit Facility will mature in six years, and the Subordinated Credit Facility will mature in seven years.  These respective maturities would accelerate to dates commencing on December 30, 2008, March 30, 2009 and June 29, 2009, respectively, if, by those dates, the Company has not redeemed, extended or replaced its $57 million in Series Z mandatorily redeemable preferred stock, which currently is scheduled to mature June 30, 2009.  The loans made under the New Credit Facilities will be pre-payable (with certain pre-payment premiums payable in connection with the Second Lien Credit Facility if the facility is prepaid on or prior to the second anniversary of the date of initial borrowing under such facility), will contain certain mandatory pre-payment provisions and will carry a floating interest rate either as base rate loans or eurodollar loans.  The Subordinated Credit Facility will have a fixed interest rate of 13.75%, of which 6.5% per annum will be payable in cash and 7.25% per annum will be payable in kind.

Upon New World’s initial borrowing under the New Credit Facilities, the New Credit Facilities will be guaranteed by the Company’s material subsidiaries.  Upon New World’s initial borrowing under the New Credit Facilities, the First Lien Credit Facility and the related guarantees will be secured by a first priority security interest in all the assets of the Company and its material subsidiaries, including a pledge of 100% of the Company’s interest in all shares of capital stock (or other ownership or equity interests) of each material subsidiary.  Upon New World’s initial borrowing under the New Credit Facilities, the Second Lien Credit Facility and the related guarantees will be secured by a second priority security interest in all the assets of the Company and its material subsidiaries, including a pledge of 100% of the Company’s interest in all shares of capital stock (or other ownership or equity interests) of each material subsidiary.  The Subordinated Credit Facility will be unsecured.

 The New Credit Facilities contain various representations, warranties and affirmative, negative and financial covenants customary for credit facilities of this type.  The negative covenants include, but are not limited to, certain limitations on the ability to incur or guarantee indebtedness; incur liens; consummate asset sales, mergers or acquisitions; dispose of certain property; make dividends or other restricted payments; make investments or make capital expenditures above certain levels.  The financial covenants include maximum leverage ratios and, for the First Lien Credit Facility and the Second Lien Credit Facility, a minimum consolidated fixed charge coverage ratio.

The New Credit Facilities also include events of default customary for credit facilities of this type.  Upon the occurrence of an event of default, among other remedies available to the lenders, all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated.

This summary of the terms of the New Credit Facilities is qualified in its entirety by reference to the credit agreements for each of the First Lien Credit Facility, the Second Lien Credit Facility and the Subordinated Credit Facility, each of which are filed as exhibits to this report.

On January 26, 2006, the Company issued a press release announcing the execution of the New Credit Facilities, the redemption of the Senior Notes and termination of the AmSouth Facility.  A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference (including, without limitation, the cautionary statements contained in the press release).

On January 27, 2006, the Trustee for the Senior Notes mailed a Notice of Full Redemption to the bondholders of the Senior Notes on behalf of the Company.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1

First Lien Credit Agreement dated January 26, 2006, among the Company, Bear, Stearns & Co. Inc. (“Bear Stearns”), as sole lead arranger, Wells Fargo Foothill, Inc., as administrative agent and the other lenders from time to time parties thereto.

10.2

Second Lien Credit Agreement dated January 26, 2006, among the Company, Bear Stearns, as sole lead arranger, Bear Stearns Corporate Lending Inc., as administrative agent, and the other lenders from time to time parties thereto

10.3	Subordinated Credit Agreement dated January 26, 2006, among the Company, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and any other lenders from time to time parties thereto.

99.1	Press Release of the Company dated January 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD RESTAURANT GROUP, INC.

Dated: February 1, 2006	By:	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

First Lien Credit Agreement dated January 26, 2006, among the Company, Bear, Stearns & Co. Inc, as sole lead arranger (“Bear Stearns”), Wells Fargo Foothill, Inc., as administrative agent and the other lenders from time to time parties thereto.

10.2

Second Lien Credit Agreement dated January 26, 2006, among the Company, Bear Stearns, as sole lead arranger, Bear Stearns Corporate Lending Inc., as administrative agent, and the other lenders from time to time parties thereto

10.3	Subordinated Credit Agreement dated January 26, 2006, among the Company, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and any other lenders from time to time parties thereto.

99.1	Press Release of the Company dated January 26, 2006.